Exhibit 10.3

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of June 7, 2005, by and among GLOBAL EPOINT, INC., a Nevada corporation (“Junior Creditor”), ASTROPHYSICS, INC., a California corporation (the “Company”), and JOHN PAN, an individual resident of the state of California (“Senior Creditor”). All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Senior Security Agreement described below.

R E C I T A L S

A. Senior Creditor has made an advance of money to the Company as evidenced by the Senior Note (as defined below), which Senior Note is secured by the Senior Security Agreement (as defined below);

B. The Company desires to borrow additional funds from Junior Creditor to be evidenced by the Junior Note (as defined below), which Junior Note will be secured by the Junior Security Agreement (as defined below);

C. As an inducement to and as one of the conditions precedent to the agreement of Senior Creditor to consent to the consummation of the transactions contemplated by the Junior Security Agreement and the Junior Note, Senior Creditor has required the execution and delivery of this Agreement by Junior Creditor and the Company.

NOW, THEREFORE, in order to induce Senior Creditor to consent to the consummation of the transactions contemplated by the Junior Security Agreement and the Junior Note, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions. The following terms shall have the following meanings in this Agreement:

Junior Debt shall mean all indebtedness, obligations and liabilities of the Company now or hereafter owing under or in respect of the Junior Note, including any advances made after the date hereof.

Junior Default shall mean any occurrence constituting a default under the Junior Note or Junior Security Agreement, including a default in the payment of the Junior Debt or performance of any term, covenant or condition contained in the Junior Note or Junior Security Agreement.

Junior Default Notice shall mean a written notice from Junior Creditor to Senior Creditor pursuant to which Senior Creditor is notified of the occurrence of a Junior Default, which notice incorporates a reasonably detailed description of such Junior Default.

Junior Note shall mean that certain Secured Promissory Note dated as of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time) issued to Junior Creditor, delivered in connection with the Junior Security Agreement.

Junior Security Agreement shall mean the Security Agreement dated as of even date herewith (as the same may be amended, restated, supplemented or otherwise modified or restated from time to time) between the Company, as grantor, and Junior Creditor, as secured party.

Proceeding shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

Senior Debt shall mean all indebtedness, obligations and liabilities of the Company now or hereafter owing under or in respect of the Senior Note, including any advances made after the date hereof.

Senior Default shall mean any occurrence constituting a default under the Senior Note or Senior Security Agreement, including a default in the payment of the Senior Debt or performance of any term, covenant or condition contained in the Senior Note or Senior Security Agreement.

Senior Default Notice shall mean a written notice from Senior Creditor to Junior Creditor pursuant to which Junior Creditor is notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default.

Senior Note shall mean that certain Secured Demand Promissory Note dated as of                     , 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time), issued to Senior Creditor, delivered in connection with the Senior Security Agreement.

Senior Security Agreement shall mean the Security Agreement dated as of                     , 2004 (as the same may be amended, restated, supplemented or otherwise modified or restated from time to time), between the Company, as grantor, and Senior Creditor, as secured party.

2. Subordination.

2.1 Subordination of Junior Debt to Senior Debt. The Company covenants and agrees, and Junior Creditor likewise covenants and agrees, that the payment of any and all of the Junior Debt shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of the Senior Debt, and that the holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have consented to the Junior Debt and the Junior Security Agreement in reliance upon the provisions contained in this Agreement.

2.2 Proceedings. In the event of any Proceeding involving the Company, (a) all Senior Debt first shall be paid in full in cash before any payment of or with respect to the Junior Debt shall be made; (b) any payment or distribution, whether in cash, property or securities which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Junior Debt, shall be paid or delivered directly to Senior Creditor (to be held and/or applied by Senior Creditor in accordance with the terms of the Senior Security Agreement) until all Senior Debt is paid in full in cash, and Junior Creditor irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and distributions, and Junior Creditor also irrevocably authorizes, empowers and directs Senior Creditor to demand, sue for, collect and receive every such payment or distribution; (c) Junior Creditor agrees to execute and deliver to Senior Creditor or its representative all such further instruments confirming the authorization referred to in the foregoing clause (b), (d) Junior Creditor agrees not to initiate or prosecute or encourage any other person to initiate or prosecute any claim, action or other proceeding challenging the enforceability of the Senior Debt or any liens and security interests securing the Senior Debt, and (e) Junior Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Junior Debt requested by Senior Creditor in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Senior Creditor its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Junior Creditor promptly to do so (and, in any event, prior to 30 days before the expiration of the time to file any such proof) and (ii) vote such claim in any such Proceeding upon the failure of Junior Creditor to do so prior to 15 days before the expiration of the time to vote any such claim; provided Senior Creditor shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Senior Creditor votes any claim in accordance with the authority granted hereby, Junior Creditor shall not be entitled to change or withdraw such vote. The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Creditor and Junior Creditors even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided or disallowed in connection with any such Proceeding and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

2.3 Restriction On Payments. Notwithstanding any provision of the Junior Note to the contrary and in addition to any other limitations set forth herein or therein, no payment of any Junior Debt shall be made or received, and Junior Creditor shall not exercise any right of set-off or recoupment with respect to any Junior Debt, until the Senior Debt is paid in full in cash and all financing arrangements between the Company and the holders of Senior Debt have been terminated, except as expressly permitted under this subsection 2.3. The Company may only make and Junior Creditor may only receive payments of principal and accrued and unpaid interest under the Junior Notes as and when required to be paid under the terms of the Junior Notes; provided, that no such payments shall be made or received during any period for which Senior Creditor has notified Junior Creditor pursuant to a Senior Default Notice that a Senior Default exists or would be created by the making of any such payment. The foregoing provisions of this subsection 2.3 shall not be deemed to prohibit the Company from making any voluntary prepayment of either of the Junior Notes as long as (x) no Senior Default has occurred and is continuing and (y) no Senior Default would occur as a result of such voluntary prepayment.

2.4 Restriction on Action by Junior Creditor. Until all Senior Debt is paid in full in cash and all financing arrangements between the Company and the Senior Creditor have been terminated, Junior Creditor shall not, without 5 days’ prior written notice to the Senior Creditor, take any Collection Action with respect to the Junior Debt, except upon the acceleration of the Senior Debt. Notwithstanding the foregoing, Junior Creditor may file proofs of claim against the Company in any Proceeding involving the Company.

2.5 Incorrect Payments. If any payment or distribution on account of the Junior Debt not permitted to be made by the Company or its subsidiaries or received by Junior Creditor under this Agreement is received by Junior Creditor before all Senior Debt is paid in full in cash, such payment or distribution shall not be commingled with any asset of Junior Creditor, shall be held in trust by Junior Creditor for the benefit of Senior Creditor and shall be promptly paid over to Senior Creditor, or its designated representative, for application (in accordance with the Senior Security Agreement) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is paid in full in cash.

2.6 Sale, Transfer, etc; Security. Junior Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Junior Debt, unless the transferee thereof agrees to be bound by this Agreement.

2.7 Legend. Until all Senior Debt is paid in full in cash, the Junior Note at all times shall contain in a conspicuous manner the following legend:

“THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF JUNE     , 2005 AMONG GLOBAL EPOINT, INC., ASTROPHYSICS, INC. AND JOHN PAN TO THE SENIOR DEBT (AS DEFINED IN THE SUBORDINATION AGREEMENT); AND EACH HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.”

3. Modifications to Senior Debt. Senior Creditor may at any time and from time to time without the consent of or notice to Junior Creditor, without incurring liability to Junior Creditor and without impairing or releasing the obligations of Junior Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating the any Senior Debt.

4. Continued Effectiveness of this Agreement. The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of Junior Creditor or Senior Creditor arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (a) any amendment or modification of or supplement to the Senior Security Agreement, the Junior Security Agreement, the Senior Note or the Junior Note; (b) the validity or enforceability of any of such documents; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Debt or the Junior Debt or any of the instruments or documents referred to in clause (a) above. Junior Creditor hereby acknowledges that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of a Proceeding.

5. Representations and Warranties. Junior Creditor hereby represents and warrants to Senior Creditor as follows:

5.1 Authority. Junior Creditor has all requisite power and authority to enter into this Agreement.

5.2 Binding Agreements. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of Junior Creditor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

6. Junior Default Notice. Junior Creditor shall provide Senior Creditor with a Junior Default Notice upon the occurrence of each Junior Default, and Junior Creditor shall notify Senior Creditor in the event such Junior Default is cured or waived.

7. Mutual Restrictions on Challenging Validity of Security Interests.

Junior Creditor agrees that it shall not directly or indirectly take any action to contest or challenge the validity, legality, enforceability, perfection or priority of any of the security interests and/or liens of Senior Creditor securing the Senior Debt.

Senior Creditor agrees that it shall not directly or indirectly take any action to contest or challenge the validity, legality, enforceability, perfection or priority of any of the security interests and/or liens of Junior Creditor securing the Junior Debt.

8. Waiver of Right to Require Marshaling. Each of Senior Creditor and Junior Creditor hereby expressly waives any right that it otherwise might have to require the other to marshal assets in any particular order or manner, whether provided for by common law or statute, provided that this section shall not override any specific provision of this Agreement.

9. Waivers with Respect to Collateral. Senior Creditor and Junior Creditor each hereby waives notice of, and hereby consents to (a) any amendment, modification, supplement, renewal, restatement or extension of time of payment of or increase or decrease in the amount of any of the other creditor’s claims for principal and interest, indemnification obligations, and reimbursement of fees, costs or expenses (“Claims”), or the documents relating to such Claims or any collateral at any time granted to or held by the other creditor, (b) the taking, exchange, surrender and releasing of collateral at any time granted to or held by the other creditor or guarantees now or at any time held by or available to the other creditor for its claims or any other person at any time liable for or in respect of such Claims, (c) the exercise of, or refraining from the exercising of any rights against any collateral at any time granted to or held by the other creditor, and/or (d) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Claims of the other creditor. Any of the foregoing shall not, in any manner, affect the terms hereof or impair the obligations or rights of either creditor hereunder.

10. Cumulative Rights, No Waivers. Each and every right, remedy and power granted to Senior Creditor hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Senior Security Agreement or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Senior Creditor, from time to time, concurrently or independently and as often and in such order as Senior Creditor may deem expedient. Any failure or delay on the part of Senior Creditor in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of Senior Creditor thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the rights of Senior Creditor hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

11. Further Assurances. In order to carry out the terms and intent of this Agreement more effectively, each party will take all actions and execute all further documents and instruments reasonably necessary or reasonably requested by the other party to preserve for the parties the intent and benefits of this Agreement.

12. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by Junior Creditor therefrom, shall not be effective in any event unless the same is in writing and signed by Senior Creditor and Junior Creditor and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Junior Creditor in any event not specifically required of Senior Creditor hereunder shall not entitle Junior Creditor to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

13. Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail certified or registered and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (Los Angeles time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two Business Days after delivery to such courier properly addressed; or (d) if by United States mail, four Business Days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

(a)	If to Junior Creditor:

Global ePoint, Inc.

339 S. Cheryl Lane

City of Industry, CA 91789

Telephone: (909) 869-1688

Facsimile: (909) 598-2936

(b)	If to the Company:

Astrophysics, Inc.

21481 Ferrero Parkway

City of Industry, CA 91789

Attn: Chief Executive Officer

Telephone: (        )

Facsimile: (        )

(c)	If to Senior Creditor:

John Pan

                                ]

Telephone: (        )

Facsimile: (        )

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 13. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

14. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

15. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of Senior Creditor and shall be binding upon the successors and assigns of Junior Creditor and the Company.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

17. Defines Rights of Creditors. The provisions of this Agreement are solely for the purpose of defining the relative rights of Junior Creditor and Senior Creditor and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, the Company.

18. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of either of the Junior Notes, the provisions of this Agreement shall control and govern.

19. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

20. Termination. This Agreement shall terminate upon the indefeasible payment in full in cash of the Senior Debt and the termination of all financing arrangements between the Company and Senior Creditor.

21. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF CALIFORNIA.

22. WAIVER OF JURY TRIAL. JUNIOR CREDITOR, THE COMPANY AND SENIOR CREDITOR EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (UNLESS SUCH WRITING MAKES SPECIFIC REFERENCE TO THIS SECTION 22).

[Signature Page Follows]

IN WITNESS WHEREOF, Junior Creditor, the Company and Senior Creditor have caused this Agreement to be executed as of the date first above written.

GLOBAL EPOINT, INC.

By:	/s/ Toresa Lou
Name:	Teresa Lou
Title:	Chief Executive Officer

ASTROPHYSICS, INC.

By:	/s/ François Zayek
Name:	François Zayek
Title:	Chief Executive Officer

/s/ John Pan
JOHN PAN